July 1, 1997



Securities and Exchange Commission
Judiciary Plaza
450 Fifth Street, N. W.
Washington, D. C.  20549

Re:  Hibernia Corporation
     Current Report on Form 8-K
     Commission File No. 1-10294

Dear Sirs:

      Pursuant to rules and regulations adopted under the Securities Exchange Act of 1934, as amended (the "Act"), transmitted hereby for filing, on behalf of Hibernia Corporation (the "Company"), is a Current Report on Form 8-K.

     Pursuant to Section 13(a) of the Act, by copy hereof we are filing with the New York Stock Exchange, the national securities exchange on which the Common Stock of the Company is listed and traded, two complete copies, including exhibits. Pursuant to General Instruction E to Form 8-K, one such complete copy being filed with the Exchange has been manually signed on behalf of the Company.

      Please call the undersigned at (504) 533-2486 if you have any questions concerning this filing.

                              Very truly yours,


                              /s/ PATRICIA C. MERINGER
                              Patricia C. Meringer
                              Corporate Counsel and
                              Secretary

PCM/gbp
Enclosure

cc:  Joseph Lomnicky
     Ron E. Samford, Jr.
     Stephen D. M. Schuetz

g:\docshare\8-k\JUL1.doc




             SECURITIES AND EXCHANGE COMMISSION
                   Washington, D.C.  20549


                          FORM 8-K
                       CURRENT REPORT



           Pursuant to Section 13 or 15(d) of the
               Securities Exchange Act of 1934



Date of Report (Date of earliest event reported) July 1, 1997
                                                 _____________
                                                 June 27, 1997



                    Hibernia Corporation
     (Exact name of issuer as specified in its charter)




 Louisiana                 1-10294           72-0724532
(State or other          (Commission         (IRS Employer
jurisdiction of          File Number)        Identification No.)
organization)



313 Carondelet Street, New Orleans, Louisiana      70130
(Address of principal executive offices)          (Zip Code)




Registrant's telephone number, including area code (504) 533-
2486

Item 5.   Other Events.

      On June 27, 1997, the Registrant announced that it had
signed   a   definitive  merger  agreement  with   Northwest
Bancshares of Louisiana, Inc. ("Northwest"), a Louisiana bank
holding company headquartered in Mansfield, Louisiana.   The
merger is subject to certain regulatory and other approvals, including approval by the shareholders of Northwest.


                        EXHIBIT INDEX

Exhibit                                                Page
Number              Description
Number

28.33         News Release issued by the Registrant
               on June 27, 1997                          3


                          SIGNATURE

     Pursuant to the requirements of the Securities Exchange
Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                    HIBERNIA CORPORATION
                        (Registrant)


Date:  July 1, 1997           By:  /s/ PATRICIA C. MERINGER
                                  _____________________________
                                   Patricia C. Meringer
                                   Corporate Counsel and
                                     Secretary

                        EXHIBIT 28.33

NEWS RELEASE                                    HIBERNIA

For Additional Information:                  For Release:

MEDIA INQUIRIES:                             IMMEDIATE
Jim Lestelle -- Manager,                     June 27, 1997
  Corporate Communications
Office: (504) 533-5482;
Home: (504) 488-8826

INVESTOR INQUIRIES:
Trisha Voltz -- Manager,
  Investor Relations
Office: (504) 533-2180
Home: (504) 837-8287


                   HIBERNIA SIGNS MERGER AGREEMENT
               WITH NORTHWEST BANCSHARES OF LOUISIANA


      NEW ORLEANS -- Hibernia Corporation today announced it has signed a definitive agreement to merge with $105-million-asset Northwest Bancshares of Louisiana, Inc., a transaction
that  would  allow  Hibernia  to  expand  its  coverage   of
northwest Louisiana.

      Northwest Bancshares operates First National  Bank  in
Mansfield, which has five offices; two in Mansfield, its headquarters, and one each in Grand Cane, Logansport and Stonewall.

      First National Bank in Mansfield, founded in 1920, has a 53% deposit market share, the largest in DeSoto Parish and more than one and a half times the share of its next-largest competitor.

      "To build strong market share, you have to serve customers well and be responsive to their needs," said Stephen A. Hansel, Hibernia president and CEO. "That's exactly what First National Bank in Mansfield has done, and it's what Hibernia is working hard to accomplish throughout Louisiana and in nearby Texas markets."

      DeSoto Parish is enjoying many of the benefits of the expanding Shreveport/Bossier City region, where Hibernia already has a strong presence. First National Bank in Mansfield has been a leader in providing residential mortgages for families and individuals moving to the area and is the only local lender that originates and services home loans long-term. Hibernia is the No. 1 residential mortgage originator in Louisiana.

Exhibit 28.33
Page 2


      "Hibernia understands northwest Louisiana," said Bob Flurry, chairman of Hibernia's northern region. He joined Hibernia when Pioneer Bank, which he had served as president, merged with Hibernia in 1994. "Joining the Hibernia and First National Bank franchises will bring to the area expanded products and services delivered by local people who understand their customers," he said.

       John Garmany, president of Northwest Bancshares, pointed out that Hibernia is committed to serving all the financial-services needs of consumers and businesses. "It's only natural for the No. 1 bank in DeSoto Parish to form a partnership with Louisiana's leading statewide bank," he said. "Hibernia has gained national attention for its services to small businesses and for speeding mortgage applications through the approval process, and I know that customers of First National Bank in Mansfield will appreciate the variety of products Hibernia offers and the resources it brings to our market."

       Garmany  will  serve  as  Hibernia's  DeSoto   Parish
president following completion of the merger.

      Depending on the price of Hibernia stock, shareholders of Northwest Bancshares would receive Hibernia stock valued at approximately $21.3 million in a tax-free pooling of interests.

     The merger, which is subject to approvals by regulators and by shareholders of Northwest Bancshares of Louisiana, should be completed by year-end. The name of the bank will be changed to Hibernia in early 1998 when its computer system is converted to Hibernia's.

      Customers of First National Bank in Mansfield should continue using their checks, making loan payments and conducting other transactions as usual.

      Following completion of this merger and others with $136-million-asset Executive Bancshares, Inc., in northeast Texas and $117-million-asset Unicorp Bancshares-Texas in southeast Texas, Hibernia would be a $9.7-billion-asset organization with 210 banking locations in 30 Louisiana parishes and five Texas counties. it would be either first, second or third in deposit share in 25 Louisiana parishes and three Texas counties. Hibernia's Louisiana markets represent approximately 80% of the state's population and deposits. Its statewide Louisiana deposit market share was 18% and its loan share was 19% at December 31, 1996, the latest data available.

      The company's common stock (HIB) is listed on the New York Stock Exchange. Hibernia news releases, product-and-service information and other useful data can be accessed through the company's internet site at http://www.hiberniabank.com.